UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
(Amendment No.     )

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SUPPLEMENT TO PROXY STATEMENT
2020 ANNUAL MEETING OF STOCKHOLDERS
On April 6, 2020, Synchrony Financial (the “Company” or “Synchrony”) filed a definitive proxy statement (the “Proxy Statement”) with the Securities and Exchange Commission relating to the Company’s 2020 Annual Meeting of Stockholders to be held on May 21, 2020.
The Company has determined that the 2019 Grants of Synchrony Plan-Based Awards Table on page 51 includes incorrect threshold, target and maximum cash award amounts linked to Synchrony’s performance over the 2019 performance period (i.e., in the columns labeled “Estimated Future Payouts Under Non-Equity Incentive Plan Awards”) for certain of the named executive officers. The Company has restated the 2019 Grants of Plan-Based Awards section, including the 2019 Grants of Synchrony Plan-Based Awards Table, below to correct such errors, consisting of overstatements for Ms. Keane and Mr. Mehta, and understatements for Mr. Quindlen. The information set forth below modifies and replaces the 2019 Grants of Plan-Based Awards section set forth in the Proxy Statement.
Except as specifically revised by the information contained herein, this supplement does not revise or update any of the other information set forth in the Proxy Statement. The errors in the 2019 Grants of Plan-Based Awards Table relate to target amounts, and not actual amounts realized under such awards, and therefore such errors had no impact on the Summary Compensation Table. This supplement should be read in conjunction with the Proxy Statement. From and after the date of this supplement, any references to the “Proxy Statement” are to the Proxy Statement as supplemented hereby.
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2019 GRANTS OF PLAN-BASED AWARDS
The following table provides information about Synchrony plan-based awards granted to the NEOs in 2019, including the annual non-equity incentive plan awards granted pursuant to Synchrony’s Annual Incentive Plan and the equity awards granted under the Synchrony Financial 2014 Long-Term Incentive Plan.

In regard to the annual non-equity incentive plan awards granted pursuant to Synchrony’s Annual Incentive Plan, the table below provides: (i) the grant date, and (ii) the threshold, target and maximum cash awards linked to Synchrony’s performance over the 2019 performance period. Cash awards are payable based on the following quantitative metrics: net earnings (50%), receivables growth (25%) and efficiency ratio (25%).

In regard to the equity incentive plan awards granted pursuant to the Synchrony Financial 2014 Long-Term Incentive Plan, the table below provides: (i) the grant date, (ii) the number of shares or stock units underlying stock awards, (iii) the number of other securities underlying option awards granted, (iv) the exercise or base price of the stock option grants, which reflects the closing price of Synchrony common stock on the date of grant, and (v) the grant date fair value of each option grant computed in accordance with applicable SEC rules.

2019 GRANTS OF SYNCHRONY PLAN-BASED AWARDS TABLE

Name of Executive	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards (1)			All Other Stock Awards; Number of Shares of Stock or Units-RSU Awards (2)	Total Stock Awards; Number of Shares of Stock or Units	Grant Price AEG	Value of All Other Stock Awards; Number of Shares of Stock or Units (3)
		Threshold ($)	Target ($)	Maximum ($)	Threshold (# units)	Target (# units)	Maximum (# units)
Keane	3/1/19	1,175,000	2,350,000	3,525,000	61,615	123,229	184,844	123,229	246,458	$32.46	$8,000,027
Doubles	3/1/19	600,000	1,200,000	1,800,000	15,404	30,808	46,212	30,808	73,330	$32.46	$2,400,088
	5/2/2019(4)	0	0	0	2,929	5,857	8,786	5,857		$34.15
Greig	3/1/19	312,500	625,000	937,500	9,628	19,255	28,883	19,255	38,510	$32.46	$1,250,035
Mehta	3/1/19	367,500	735,000	1,102,500	9,058	18,115	27,173	30,155	48,270	$32.46	$1,566,844
Quindlen	3/1/19	425,000	850,000	1,275,000	10,475	20,949	31,424	22,114	43,063	$32.46	$1,397,825
Wenzel	3/1/19	325,000	650,000	975,000	3,466	6,932	10,398	6,932	38,316	$32.46	$1,285,061
	5/2/2019(4)	0	0	0	6,113	12,226	18,339	12,226		$34.15

(1)
These columns show the number of PSUs granted as long-term performance awards that are linked to Synchrony’s performance over the 2019-2021 performance period. The PSUs will be payable in shares of common stock based on our cumulative annual diluted earnings per share and average return on assets over the performance period provided performance and vesting conditions are met.

(2)
This column shows the number of RSUs granted as part of the annual equity incentive grant in March, and, for Mr. Doubles and Mr. Wenzel, in May in connection with their promotions. These RSUs will vest and become exercisable ratably in three equal annual installments beginning one year from the date of grant and each year thereafter.

(3)
This column shows the aggregate grant date fair value of PSUs and RSUs granted to the NEOs in March, and, for Mr. Doubles and Mr. Wenzel, in May in connection with their promotions. Generally, the aggregate grant date fair value is the expected accounting expense that will be recognized over the award’s vesting schedule. For RSUs and PSUs, the value is assumed to be the stock price on date of grant. For additional information on the valuation assumptions, refer to the “— 2019 Summary Compensation Table” above.

(4)	Reflects the number of PSUs granted to Mr. Doubles and Mr. Wenzel in May in connection with their promotions.

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Stockholders who have already properly executed a proxy card or voted by telephone, by internet or by signing, dating and returning their proxy cards need not take any action unless you wish to change your vote on any of the proposals. Those who would like to change their vote may revoke their proxy by: (i) entering new instructions on either the telephone or Internet voting system before 11:59 p.m. Eastern Daylight Time on Wednesday, May 20, 2020; (ii) sending a new proxy card with a later date than the previously submitted proxy card, which new proxy card must be received before 11:59 p.m. Eastern Daylight Time on Wednesday, May 20, 2020; or (iii) giving written notice of such revocation to the Corporate Secretary of the Company, as described in the Proxy Statement, before such vote is exercised.